Exhibit 10.1


                          SHELF REGISTRATION AGREEMENT

     AGREEMENT dated as of November 12, 2002 among Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation (the "Company"), Level 3 Communications, Inc., a Delaware corporation ("Level 3") and Eldorado Equity Holdings, Inc., a Delaware corporation ("Eldorado").

     WHEREAS, Level 3 is the indirect beneficial owner of 4,741,326 issued and outstanding shares of the Company's Common Stock, par value $1.00 per share (together with any shares distributed as a dividend with respect to, or issued in exchange for or in replacement of such stock, the "Common Stock"), and 1,017,061 issued and outstanding shares of the Company's Class B Common Stock, par value $1.00 per share (together with any shares distributed as a dividend with respect to, or issued in exchange for or in replacement of such stock, the "Class B Common Stock"; and together with the Common Stock, the "Capital Stock").

     WHEREAS, Eldorado is an indirect, wholly-owned subsidiary of Level 3 and the holder of record of the Capital Stock.

     WHEREAS, the Company and Level 3 have entered into a Registration Rights Agreement dated as of February 7, 2002 (the "Registration Rights Agreement").

     WHEREAS, the parties hereto desire to enter into this Agreement to govern the filing and use of a shelf registration statement (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "Commission") to allow for the offer and sale from time to time of the Common Stock by Eldorado.

     WHEREAS, the parties hereto desire to supersede the Registration Rights Agreement with this Agreement insofar as the Registration Rights Agreement relates to offers and sales of Common Stock.

     WHEREAS, the parties hereto intend for the Registration Rights Agreement to remain operative as it relates to offers and sales of Class B Common Stock.

     WHEREAS, the Company and Level 3 desire to amend and restate the allocation of registration expenses and certain other terms that are set forth in the Registration Rights Agreement as set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:


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


                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the Chief Executive Officer of the Company: (i) would be required to be made in the Registration Statement or any supplement thereto filed by the Company with the Commission so that the Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such supplement to the Registration Statement; and (iii) is such that it would be seriously detrimental to the Company or its shareholders if it were publicly disclosed.

     "Agent" means a securities broker who arranges for the purchase of shares and who does not purchase such shares as principal.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan or the City of New York are authorized or obligated by law or executive order to close.

     "Company Expenses" means: (i) registration and filing fees with the Commission and the NASD, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with applicable blue sky qualifications), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of shares, (v) fees and expenses of counsel to the Company and fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with any special audits or the delivery of comfort letters), (vi) reasonable fees and expenses of any additional experts retained by the Company in connection with any offer of shares, and
(vii) reasonable fees and expenses of one counsel for both Level 3 and Eldorado not to exceed $25,000.

     "Demand Registration" means a Demand Registration as such term is defined in Section 2.1 of the Registration Rights Agreement.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Subsidiary" means each corporation, partnership, joint venture or other legal entity of which a holder of Common Stock beneficially owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests.

     "Underwriter" means a securities dealer who purchases shares as principal and not as part of such dealer's market-making activities.


                                   ARTICLE 2
                    STATUS OF REGISTRATION RIGHTS AGREEMENT

     SECTION 2.01. Status of Registration Rights Agreement. (a) The parties hereto hereby agree that upon the effectiveness of this Agreement, the Registration Rights Agreement shall no longer be effective insofar as the Registration Rights Agreement relates to offers and sales of Common Stock.

     (b) The Registration Rights Agreement shall remain operative and in full force and effect at all times insofar as it relates to offers and sales of Class B Common Stock.

     (c) Notwithstanding Section 2.01(a) hereof and for the avoidance of doubt, the indemnification and contribution provisions contained in Article 4 of the Registration Rights Agreement, insofar as such provisions relate to sales of Capital Stock made thereunder, shall remain operative in their entirety and in full force and effect at all times and regardless of the effectiveness of this Agreement.

     (d) Upon the effectiveness of this Agreement, Section 3.2(a) of the Registration Rights Agreement shall be amended and restated as set forth in
Section 4.02 hereof.

     (e) Nothing contained herein shall limit the number of Demand Registrations that may be exercised under the Registration Rights Agreement.


                                   ARTICLE 3
                               SHELF REGISTRATION

     SECTION 3.01. Shelf Registration. (a) The Company is currently eligible to use Form S-3 and will use all commercially reasonable efforts to maintain such eligibility during the Effective Period (as defined in Section 3.01(c)), and, in the event such eligibility is not maintained, the Company shall convert the Registration Statement to a registration statement on Form S-1.

     (b) Subject to Section 3.01(c) below, the Company will use all commercially reasonable efforts to expeditiously prepare and file, within 5 Business Days of the date of this Agreement, the Registration Statement with the Commission on Form S-3 to register the Common Stock for offer and sale by Eldorado or its permitted assigns on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

     (c) The Company will use all commercially reasonable efforts to expeditiously cause the Registration Statement to become effective and to remain so until the date on which Level 3 and its affiliates no longer beneficially own any shares of Common Stock (the "Effective Period"); provided that if the Company shall furnish to Level 3 a certificate signed by the Company's Chairman or President stating that, in the good faith judgment of the Company's Board of Directors, it would be seriously detrimental to the Company or its shareholders for the Registration Statement to be filed or become effective as expeditiously as possible, the Company may postpone, upon giving prompt (but in any event within 5 Business Days of such determination) written notice of such action to Level 3, the filing or effectiveness of the Registration Statement for a period of not more than 120 days (provided that the Company may not defer such filing or effectiveness pursuant to this clause more than once); and provided further that if (i) the effective date of the Registration Statement would otherwise be at least 45 days, but fewer than 90 days, after December 31, 2002, and (ii) the Securities Act requires the Company to include audited financials as of December 31, 2002, the Company may delay the effectiveness of the Registration Statement for such period as is reasonably necessary to include therein its audited financial statements as of and for the year ended December 31, 2002, although the Company will use all commercially reasonable efforts to minimize the length of such delay. The Company shall promptly (but in any event within 5 Business Days) notify Level 3 of the termination of any such suspension period.

     (d) The Company will, if requested, prior to filing the Registration Statement or any amendment or supplement thereto, furnish to Level 3 and each managing Underwriter or Agent, if any, copies thereof, and thereafter furnish to Level 3 and each such Underwriter or Agent, if any, such number of copies of the Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in the Registration Statement (including each preliminary prospectus supplement and prospectus supplement) as Level 3 or each such Underwriter or Agent may reasonably request in order to facilitate the offer and sale of the Common Stock.

     (e) The Company will promptly notify Level 3 of any stop order issued in connection with the Registration Statement or, to the Company's knowledge, threatened to be issued by the Commission, and will take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (f) Notwithstanding any provision contained herein to the contrary, the Company will pay all pre-effective expenses that do not relate to a specific Shelf Takedown (as defined in Section 4.01(a)) incurred in connection with the Registration Statement.

     (g) To the extent a post-effective amendment to the Registration Statement is required by Rule 416 under the Securities Act, the Company shall at its expense file such an amendment (or take such other action to fulfill such requirement as is then permitted by the Staff of the Commission) within 2 Business Days of the effective date of the event requiring such action.

                                   ARTICLE 4
                                SHELF TAKEDOWNS

     SECTION 4.01. Shelf Takedowns. (a) So long as the Registration Statement is effective, Eldorado may offer and sell some or all of the Common Stock through Underwriters or Agents ("Underwritten Takedowns") or directly to investors ("Direct Takedowns", and together with Underwritten Takedowns, "Shelf Takedowns"), as more fully described in the Registration Statement. Level 3 shall have the right to select the managing Underwriters or Agents and any additional investment bankers, managers, dealers, brokers or agents to be used in connection with any Underwritten Takedown, subject to the Company's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

     (b) Level 3 shall provide verbal notice to the Company immediately prior to a proposed Direct Takedown and shall provide written notice to the Company 5 Business Days prior to a proposed Underwritten Takedown. Such written notice shall state that Level 3, to the best knowledge of one of its authorized officers, is not, and will not be at the time of the sale, in possession of any material, non-public information regarding the Company and shall specify the number of shares of Common Stock to be offered and the intended method of disposition of such shares.

     (c) At the request of any Underwriter or Agent (as the case may be) in connection with any Underwritten Takedown, Level 3 and Eldorado will complete and execute all customary and normal questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting or placement agreements and this Agreement.

     (d) The Company will use all commercially reasonable efforts to qualify the shares to be offered in a Shelf Takedown under such securities or blue sky laws of such jurisdictions in the United States as Level 3 shall reasonably request; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

     (e) At the request of any Underwriter or Agent (as the case may be) in connection with any Underwritten Takedown, the Company will enter into customary agreements (including an underwriting or placement agreement in customary form) and take such other actions as are required in order to expedite or facilitate such Underwritten Takedown, including furnishing (i) an opinion of counsel addressed to the Underwriters or Agents (as the case may be) covering such customary matters as the managing Underwriter or Agent (as the case may be) may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter or Agent (as the case may be) may reasonably request. In connection with any Direct Takedown, the Company will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the Direct Takedown.

     (f) An Underwritten Takedown will not count as an Underwritten Takedown for the purposes of Section 4.02 hereof unless the distribution contemplated thereby is actually consummated. Should the distribution contemplated by an Underwritten Takedown not be consummated due to the failure of Level 3 or Eldorado to perform its obligations under this Agreement or the inability of Level 3 or Eldorado to reach agreement with the Underwriters or Agents (as the case may be) for the proposed sale on the price or other customary terms for such transaction, or in the event that Level 3 or Eldorado withdraws or does not pursue the Underwritten Takedown (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then such Underwritten Takedown shall not be deemed to have been effected for the purposes of Section 4.02 hereof but Level 3 shall pay those expenses incurred by the Company in connection therewith as set forth in Section 4.02 hereof.

     (g) (i) The Company will have the right to preempt, subject to Sections 4.01(g)(ii) and (iii) hereof, any Underwritten Takedown with a primary registration (a "Proposed Offering") by delivering written notice (the "Proposed Offering Notice") of such intention to Level 3 (within 5 Business Days after the Company has received from Level 3 a request for such a takedown) indicating that the Company has identified a specific business need and use for the proceeds of the sale of such securities, the required time frame for such need directly interferes with the proposed Underwritten Takedown and the Company shall use all commercially reasonable efforts to consummate the sale of such securities pursuant to such primary registration within 90 days of such notice. Upon the Company's preemption of an Underwritten Takedown, such takedown shall not count as an Underwritten Takedown for the purposes of
Section 4.02. The Company shall not be entitled to exercise this right of preemption more than one time in any 180-day period.

     (ii) In the case of a Proposed Offering (other than an offering made on Form S-4 or S-8 or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall offer Level 3 the opportunity in the Proposed Offering Notice to conduct a concurrent offering of such number of shares (subject to 4.01(g)(iii) hereof) of Common Stock held by Eldorado as Level 3 may request (a "Concurrent Offering") on the same terms and conditions as the Proposed Offering. Level 3 will have 5 Business Days after receipt of the Proposed Offering Notice to notify the Company as to whether it wishes to conduct a Concurrent Offering and, if so, the number of shares of Common Stock proposed to be included in such offering; provided that should Level 3 fail to provide timely notice to the Company, Level 3 and Eldorado will forfeit any rights to conduct a Concurrent Offering with respect to such Proposed Offering. The Company shall be entitled to select the Underwriters in connection with any Proposed Offering and any Concurrent Offering.

     (iii) Notwithstanding anything contained herein, if the managing underwriter of a Proposed Offering advises the Company and Level 3 that marketing factors require a limitation of the number of shares to be underwritten, then the number of securities to be offered in the Proposed Offering for the account of selling persons exercising piggy-back registration rights (other than Eldorado) shall be reduced to the extent necessary to reduce the total size of the Proposed Offering and the Concurrent Offering to the number of securities recommended (the "Recommended Amount") by the managing underwriter; provided however that, to the extent that the total number of shares to be offered in the Proposed Offering and the Concurrent Offering after such reduction continues to exceed the Recommended Amount, the number of shares to be offered by Eldorado in the Proposed Offering and the Concurrent Offering shall then be reduced until the Recommended Amount is met. For the avoidance of doubt, nothing contained in this Section 4.01(g)(iii) shall reduce the number of securities to be offered by the Company in the Proposed Offering.

     (iv) If the Company shall determine in its sole discretion not to conduct such Proposed Offering, the Company shall provide written notice of such determination within 1 Business Day of such determination to Level 3. Upon receipt of such notice, Level 3 and Eldorado shall have the right to exercise a Shelf Takedown.

     (h) Notwithstanding the preemption provision contained in the immediately preceding paragraph, if a Shelf Takedown would require the Company to make an Adverse Disclosure, the Company shall have the right to prevent, for the shortest period of time determined in good faith by the Chief Executive Officer of the Company to be necessary for such purpose (the "Suspension Period"), any Shelf Takedown by delivering written notice of such intention (the "Suspension Notice") to Level 3 within 2 Business Days after the Company has received from Level 3 a request for such a takedown. The Company shall deliver a written notice to Level 3 stating that the Chief Executive Officer of the Company has determined in good faith that the Suspension Period has expired (the "Suspension Expiration Notice") within 1 Business Day of such determination. Notwithstanding the foregoing, (i) the Company shall not be permitted to exercise such suspension right more than 1 time in any 12-month period or for a period that exceeds 90 days per exercise of such right and (ii) Level 3 shall have the right to exercise a Shelf Takedown upon the earlier of (x) the 90th day following the date on which Level 3 receives the Suspension Notice and (y) the date on which such Adverse Disclosure is made or Level 3 receives the Suspension Expiration Notice.

     (i) Notwithstanding any other provision in this Article 4, Level 3 shall not request an Underwritten Takedown within 90 days of the completion of a prior Underwritten Takedown.

     (j) The Company will as promptly as is practicable notify Level 3, at any time when a prospectus relating to the sale of shares of Common Stock is required by law to be delivered in connection with sales by an Underwriter or Agent (as the case may be), of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus (as amended or supplemented) will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to Level 3 and any Underwriters or Agents (as the case may be) any such amendment or supplement. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, Level 3 will forthwith discontinue, or cause to be discontinued, the offer and sale of shares pursuant to the Registration Statement until receipt by Level 3 and the Underwriters or Agents (as the case may be) of the copies of such supplemented or amended prospectus and, if so directed by the Company, Level 3 will deliver, or cause to be delivered, to the Company all copies, other than permanent file copies then in the possession of Level 3 or any of its affiliates, of the most recent prospectus covering such shares at the time of receipt of such notice.

     (k) The Company may require Level 3 to promptly furnish in writing to the Company such information regarding Level 3 and its affiliates, the plan of distribution of the shares of Common Stock and other information as the Company may from time to time reasonably request or as may be legally required in connection with a Shelf Takedown.

     (l) The Company shall make generally available to its security holders, as soon as reasonably practicable, an earning statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (m) The Company shall use all commercially reasonable efforts to cause the Common Stock to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

     (n) Level 3 and Eldorado agree, if requested by the Company and an underwriter of equity securities of the Company, not to offer, sell, contract to sell or otherwise dispose of shares of Common Stock, or any securities convertible into or exchangeable or exercisable for such securities, during the 90-day period beginning on the effective date of the registration statement filed in connection therewith, provided that all executive officers and directors of the Company enter into similar arrangements.

     SECTION 4.02. Registration and Shelf Takedown Expenses. (a) Subject to
Section 3.01(f) hereof, Level 3 shall bear 50% of the Company Expenses incurred in connection with each of an aggregate of any three (including the Demand Registration that was consummated on or about April 2, 2002) Underwritten Takedowns or Demand Registrations (up to $500,000 per Underwritten Takedown or Demand Registration, as the case may be) and the Company shall bear the balance of the Company Expenses in such cases. Level 3 shall bear 100% of the Company Expenses incurred in connection with any other Underwritten Takedowns or Demand Registrations. Level 3 shall also bear 100% of the Company Expenses incurred in connection with any Direct Takedown, except for (i) ordinary expenses that the Company would have otherwise incurred in satisfying its ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) any expenses that the Company may incur in connection with the issuance of a legal opinion to the transfer agent for the shares of Common Stock. The Company shall bear all of the Company Expenses incurred in connection with a Proposed Offering and a Concurrent Offering, whether or not such offerings are consummated. Level 3 shall pay any underwriting fees, discounts or commissions attributable to the sale of any Capital Stock and any out-of-pocket expenses of Level 3 and its affiliates (other than the fees and expenses of counsel described in clause (vii) of the definition of "Company Expenses" set forth in Article I hereof). In the event that a distribution contemplated by an Underwritten Takedown or a Demand Registration is not consummated for any reason other than the failure by the Company to perform its obligations under this Agreement or the Registration Rights Agreement, all reasonable Company Expenses incurred in connection with such takedown or registration shall be borne by Level 3; provided that should the distribution contemplated by an Underwritten Takedown or Demand Registration not be consummated due to Level 3 or any of its affiliates withdrawing such Underwritten Takedown or a Demand Registration as a result of either (x) a material adverse change in the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole or (y) a material adverse change in the United States financial markets, in either case occurring subsequent to the date of the written request made by Level 3 hereunder, Level 3 and the Company shall each bear 50% of the Company Expenses incurred with such withdrawn Underwritten Takedown or Demand Registration.

     (b) Notwithstanding any provision in this Agreement to the contrary, each party to this Agreement shall bear its own expenses (including attorneys' fees and expenses and the fees and expenses of any financial adviser) incurred by that party in connection with the negotiation, review, preparation and execution of this Agreement, and Level 3 shall have no responsibility for the payment of any other expenses incurred by the Company related to the transactions contemplated herein other than as set forth in Section 4.02(a) hereof.

                                   ARTICLE 5
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 5.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless Level 3 and Eldorado from and against any and all losses, claims, damages and liabilities (including reasonable attorneys' fees) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus (as amended or supplemented) or any preliminary prospectus supplement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Company by Level 3 or any Underwriter or Agent (as the case may be) expressly for use therein. The Company also agrees to indemnify any Underwriters or Agents (as the case may be) of Common Stock, their officers and directors, and each person who controls such Underwriters or Agents (as the case may be), on substantially the same basis as that of the indemnification of Level 3 and Eldorado provided in this Section 5.01.

     SECTION 5.02. Indemnification by Level 3. Level 3 agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Level 3 and Eldorado, but only with reference to information furnished in writing by or on behalf of Level 3 and Eldorado expressly for use in the Registration Statement, prospectus or prospectus supplement relating to the Common Stock, or any amendment or supplement thereto, or any preliminary prospectus supplement or the failure to deliver a copy of such Registration Statement or prospectus or any amendments or supplements thereto due to the fault of Level 3 or Eldorado. Level 3 and Eldorado also agree to indemnify and hold harmless any Underwriters or Agents (as the case may be) of Common Stock, their officers and directors and each person who controls such Underwriters or Agents (as the case may be), their officers and directors and each person who controls such Underwriters or Agents (as the case may be) on substantially the same basis as that of the indemnification of the Company provided in this Section 5.02. The extent of Level 3 and Eldorado's liability under this Section 5.02 shall be limited to the amount Eldorado receives in the relevant offering of Common Stock.

     SECTION 5.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 5.01 or Section 5.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent will not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     SECTION 5.04. Contribution. If the indemnification provided for in this
Article 5 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company (on the one hand) and Level 3 and Eldorado (on the other hand) in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company (on the one hand) and Level 3 and Eldorado (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, Level 3 and Eldorado agree that it would not be just and equitable if contribution pursuant to this Section 5.04 were determined by pro rata allocation (even if Level 3 and Eldorado were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 5, neither Level 3 nor Eldorado shall be required to contribute any amount in excess of the amount by which the net proceeds of the offerings (before deducting expenses) received by Eldorado exceeds the amount of any damages which Level 3 and Eldorado have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE 6
                                 MISCELLANEOUS

     SECTION 6.01. Notices. Except as otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          If to the Company, to:
          Commonwealth Telephone Enterprises, Inc.
          100 CTE Drive
          Dallas, PA 18612
          Attention:  General Counsel

          With a copy to:
          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, NY 10017
          Attention: Lucy Fato
          Telecopy: (212) 450-3596

          If to Level 3 or Eldorado, to:
          Level 3 Communications, Inc.
          1025 Eldorado Blvd.
          Broomfield, CO 80021
          Attention: General Counsel
          Telecopy: (720) 888-5619

          With a copy to:
          Willkie Farr & Gallagher
          787 Seventh Avenue
          New York, NY 10019
          Attention: David Boston
          Telecopy: (212) 728-8111

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6; provided that any copy provided to counsel to a party hereto shall not constitute delivery of such notice, request or other communication to such party for purposes of this Agreement.

     SECTION 6.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if and only if such amendment or waiver is in writing and signed, in the case of an amendment, by Level 3 and the Company, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a wavier thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 6.03. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided that, except as set forth in Section 6.03(b) hereof, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, directly or indirectly, whether by operation of law or otherwise, without the written consent of the other parties hereto, and any attempted assignment contrary to the terms hereof shall be null and void. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (b) Notwithstanding the provisions of Section 6.03(a) hereof, Eldorado or any other holder who holds shares pursuant to this subsection may transfer and assign its rights and obligations under this Agreement without the prior written consent of the Company under the following circumstances:

          (i) the transfer by a deceased person to his or her executors or heirs or by an incompetent person to his or her legal guardian;

          (ii) the transfer by such a holder of a minimum of 1,500,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) to any Person in a bona fide private placement transaction; and

          (iii) the transfer by such a holder to any Subsidiary of such a holder, provided that such entity continues as a Subsidiary to such transferring or assigning holder to and including the time such Subsidiary exercises any of its rights hereunder.

     (c) Prior to any transfer or assignment of rights under Section 6.03(b) hereof, the transferring or assigning holder shall provide the Company with notice of the transferee's or assignee's name and address and of the shares of Common Stock with respect to which such rights are being transferred or assigned. The transferee or assignee of rights under Section 6.03(b) hereof shall assume the obligations of the transferring or assigning holder under this Agreement in a written instrument delivered to the Company, whereupon the transferring and assigning holder shall be released from all liability under this Agreement other than, and solely with regard to, the provisions of Section
4.02 of this Agreement.

     SECTION 6.04. Counterparts: Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     SECTION 6.05. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect thereto.

     SECTION 6.06. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state.

     SECTION 6.07. Jurisdiction. Except as otherwise expressly provided in the Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.01 shall be deemed effective service of process on such party.

     SECTION 6.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATE HEREBY.

     SECTION 6.09. Headings. The headings contained in the Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.


COMMONWEALTH TELEPHONE ENTERPRISES, INC.


By: /s/ Michael J. Mahoney
   -------------------------------------------
Name:   Michael J. Mahoney
Title:  President and Chief Executive Officer


LEVEL 3 COMMUNICATIONS, INC.


By: /s/ Neil J. Eckstein
   -------------------------------------------
Name:   Neil J. Eckstein
Title:  Vice President


ELDORADO EQUITY HOLDINGS, INC.


By: /s/ Neil J. Eckstein
   -------------------------------------------
Name:   Neil J. Eckstein
Title:  Vice President


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